Exhibit 99.1

Actelis Networks Reports Third Quarter 2026 Financial Results and Provides Business Update

Third-quarter revenue up 68% year over year to $1.1 million, the third consecutive quarter of year-over-year growth

Gross margin improved to 40% from 28% in the prior-year quarter and operating expenses fell 13%, narrowing net loss by 37%

U.S. Marine Corps modernization and Alaska carrier orders drive federal and broadband momentum

SUNNYVALE, Calif., November 10, 2026 -- Actelis Networks, Inc. (OTCQB: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid-deployment networking solutions for IoT and broadband applications, today reported financial results for the third quarter and nine months ended September 30, 2026.

“We grew revenue year over year for the third quarter in a row, and this quarter we did it with a wider margin and a lower cost base: revenue grew 68%, gross margin rose to 40% from 28% and operating expenses fell 13%, cutting our net loss by more than a third compared with the third quarter of 2025,” said Tuvia Barlev, Chairman and Chief Executive Officer of Actelis Networks. “North American revenue rose 170%, driven by deliveries to federal and intelligent transportation customers.”

“Our work for the U.S. Marine Corps illustrates why customers, and the military in particular, choose Actelis. Using the base’s existing wiring, we brought fiber-grade, cyber-hardened VoIP service to 65 buildings in days, at a fraction of the cost and time of laying new fiber. We are taking that same combination of speed, security, and cost to more federal programs, to carriers closing the digital divide in places like Alaska, and to transportation agencies and hospitality operators.”

“Our momentum is accelerating in federal and military networking, as well as in intelligent transportation, cyber-hardened software and services, and hospitality and professional audiovisual applications, and we have achieved a leaner cost base in parallel. Our focus is on converting more of these opportunities into revenue, along with the strategic and capital-markets steps that support our effort to return to Nasdaq.”

Third Quarter 2026 Business and Financial Highlights

●	Third consecutive quarter of year-over-year revenue growth. Revenue increased 68% to $1.1 million in the third quarter of 2026, compared with $0.64 million in the third quarter of 2025, driven by deliveries to federal and intelligent transportation customers in the U.S. North American revenue increased 170%, and Asia-Pacific revenue increased 233% compared with the prior-year quarter.

Revenue for the first nine months of 2026 increased 38% to $3.2 million, compared with $2.3 million for the first nine months of 2025, with North American revenue up 56%, and EMEA and Asia-Pacific revenue each up 13%.

●	Wider margin, lower costs and narrower losses. Gross margin increased to 40% from 28% in the third quarter of 2025, and gross profit more than doubled to $0.43 million from $0.18 million. Total operating expenses declined 10% to $1.9 million from $2.1 million, the lowest level of any quarter in 2026, with sales and marketing expenses down 24% and general and administrative expenses down 14%; excluding $73 thousand of government grant income in the prior-year quarter, operating expenses declined 13%. Operating loss narrowed 23% to $1.5 million, net loss 37% to $1.2 million and Adjusted EBITDA loss 23% to $1.4 million. For the first nine months, gross margin improved to 39% from 32%.

●	Federal and military momentum. Actelis delivered a cyber-hardened, fiber-grade networking upgrade that brings digital VoIP service to 65 buildings at a U.S. Marine Corps base over existing wiring, without new fiber construction. The Company also deepened engagement with U.S. Army communications networking leaders and defense integrators at AFCEA TechNet Augusta, and sees a strong fit with more than 15 federal programs of record, where a growing number of major partners are trialing Actelis’ solutions for larger programmatic deployments.

●	Carrier broadband, software and cyber services. Regional carriers in Alaska placed orders to extend business-class broadband to remote schools and healthcare facilities over existing infrastructure, and Actelis continued to deliver upgraded software and services to a leading North American carrier under a renewal contract. The Company also released new cyber-hardened software for vulnerability mitigation, being introduced alongside related services to help existing and new customers meet required security standards.

●	Intelligent transportation and hospitality expansion. Actelis plans to introduce a new GL800 Gigabit-speed product in the fourth quarter of 2026 for transportation and smart-city applications as it expands its work with cities, transportation agencies and ITS partners. In hospitality and professional AV, the Company is working with large partners, including VITEC, to bring its technology into buildings where upgrading existing wiring accelerates deployment and reduces the need for new cabling.

●	Steps toward a return to Nasdaq. Relisting on Nasdaq remains a strategic priority. In July 2026, the Company amended its $30 million equity line of credit so that it can be used while the Company’s shares trade on the OTCQB. In April 2026, shareholders approved a reverse stock split within a range of 1-for-10 to 1-for-25. The Board of Directors has until April 2027 to decide whether and when to implement it.

●	Inorganic growth through M&A. Actelis is pursuing M&A with a cyber and AI focus as a means of accelerating growth and scale.

Third Quarter and Nine Months 2026 Financial Results

Revenue for the third quarter of 2026 was $1.1 million, compared with $0.64 million for the third quarter of 2025, an increase of 68%. The increase was primarily attributable to an expansion of the Company’s sales footprint to Federal and Intelligent Transportation Systems (“ITS”) customers in the U.S., as well as to other customers in Europe, the Middle East and Africa (“EMEA”), with revenue increases of 170% in North America, 3% in EMEA and 233% in Asia-Pacific. For the first nine months of 2026, revenue was $3.2 million, compared with $2.3 million for the corresponding period of 2025, an increase of 38%. The increase was primarily attributable to an expansion of the Company’s sales footprint, including delivery of a renewal order to a large U.S. carrier for software and services and sales to ITS customers in the U.S. and EMEA, with revenue increases of 56% in North America, 13% in EMEA and 13% in Asia-Pacific.

Cost of revenues for the third quarter of 2026 was $0.65 million, compared with $0.46 million for the third quarter of 2025. For the first nine months of 2026, cost of revenues was $1.9 million, compared with $1.6 million for the corresponding period of 2025. The increases were primarily attributable to higher sales volume and were in line with the increase in revenue and software revenue mix.

Gross profit for the third quarter of 2026 was $0.43 million, or 40% of revenue, compared with $0.18 million, or 28% of revenue, for the third quarter of 2025. For the first nine months of 2026, gross profit was $1.25 million, or 39% of revenue, compared with $0.74 million, or 32% of revenue, for the first nine months of 2025.

Research and development expenses were $0.62 million for the third quarter of 2026, compared with $0.59 million in the prior-year quarter. For the first nine months of 2026, research and development expenses were $2.0 million, compared with $1.9 million for the corresponding period of 2025. The expenses remained substantially consistent with the prior-year periods, as savings from the Company’s cost-reduction measures were offset by the unfavorable impact of foreign exchange rate fluctuations.

Sales and marketing expenses decreased 24% to $0.60 million for the third quarter of 2026, compared with $0.79 million for the third quarter of 2025. The decrease is associated with cost-reduction measures, including a reduction in payroll expense, partially offset by the unfavorable impact of foreign exchange rate fluctuations. For the first nine months of 2026, sales and marketing expenses decreased to $2.0 million from $2.2 million, primarily attributable to cost-reduction measures, partially offset by the unfavorable impact of foreign exchange rate fluctuations.

General and administrative expenses decreased 14% to $0.69 million for the third quarter of 2026, compared with $0.81 million for the third quarter of 2025, primarily attributable to cost-reduction measures, partially offset by the unfavorable impact of foreign exchange rate fluctuations. For the first nine months of 2026, general and administrative expenses were $2.2 million, substantially consistent with the corresponding period of 2025, as savings from cost-reduction measures were offset by the unfavorable impact of foreign exchange rate fluctuations.

Operating loss for the third quarter of 2026 decreased 23% to $1.5 million, compared with $1.9 million for the third quarter of 2025. The decrease was primarily attributable to an increase in sales, an improvement in gross margin to 40% from 28% in the prior-year period, and the impact of cost-reduction measures, partially offset by the unfavorable impact of foreign exchange rate fluctuations. For the first nine months of 2026, operating loss decreased 11% to $4.9 million, compared with $5.5 million, primarily attributable to an increase in sales, an improvement in gross margin to 39% from 32%, and the impact of cost-reduction measures, partially offset by the unfavorable impact of foreign exchange rate fluctuations. The Company recognized no other income in the first nine months of 2026; the corresponding 2025 periods included $73 thousand of other income from a government grant provided by the State of Israel in connection with the economic impact of the military conflict with Iran.

Other financial income (expenses), net was income of $243 thousand for the third quarter of 2026, compared with expense of $24 thousand for the third quarter of 2025, primarily attributable to gains from the change in the fair value of pre-funded warrants and common warrants classified as liabilities and to exchange rate differences (mainly NIS against USD). Interest expense was $12 thousand for the third quarter of 2026, compared with $27 thousand for the third quarter of 2025. For the first nine months of 2026, other financial expenses, net were $41 thousand, compared with $144 thousand for the corresponding period of 2025, and interest expense was $132 thousand, compared with $83 thousand. The nine-month figure mainly reflects commitment-fee expense, partly offset by the change in the fair value of pre-funded warrants and common warrants classified as liabilities.

Net loss for the third quarter of 2026 decreased 37% to $1.2 million, or $(0.04) per basic and diluted share, compared with $2.0 million, or $(1.68) per basic and diluted share, for the third quarter of 2025. The decrease was primarily due to higher sales, improved gross margin and continued reductions in operating expenses, as well as income from the change in the fair value of pre-funded warrants and common warrants classified as liabilities, partially offset by the adverse impact of foreign exchange rates. For the first nine months of 2026, net loss decreased 11% to $5.1 million, or $(0.21) per basic and diluted share, from $5.7 million, or $(5.84) per basic and diluted share, primarily for the same reasons. Per-share amounts for 2025 reflect the 1-for-10 reverse stock split effected in November 2025.

Adjusted EBITDA loss, a non-GAAP measure of operating performance (reconciled below to net loss), was $1.4 million for the third quarter of 2026, or 130.1% of revenue, compared with $1.8 million, or 283.2% of revenue, for the third quarter of 2025. For the first nine months of 2026, Adjusted EBITDA loss was $4.7 million, or 148.4% of revenue, compared with $5.2 million, or 227.2% of revenue, for the first nine months of 2025.

Balance Sheet Highlights

As of September 30, 2026, the Company had $4.8 million in cash, cash equivalents and restricted cash, compared with $1.8 million as of September 30, 2025.

About Actelis Networks, Inc.

Actelis Networks, Inc. (OTCQB: ASNS) is a market leader in hybrid fiber, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Use of Non-GAAP Financial Information

Non-GAAP Adjusted EBITDA and backlog of open orders are non-GAAP financial measures. In addition to reporting financial results in accordance with GAAP, we provide non-GAAP operating results adjusted for certain items, including: financial expenses, which include interest, financial instrument fair value adjustments and exchange rate differences of assets and liabilities; stock-based compensation expenses; depreciation and amortization expense; tax expense; and the impact of development expenses ahead of product launch. We adjust for the items listed above and present non-GAAP financial measures for all periods presented unless the impact is clearly immaterial to our financial statements.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections, including, without limitation, expectations regarding future revenue growth, gross margin, demand across the Company’s ITS, carrier, MDU, federal and military verticals, the timing and extent of cost-reduction and operational-efficiency initiatives, the impact of foreign-exchange movements on the Company’s results, the timing of new product introductions, including the GL800 Gigabit-speed product line, the Company’s ability to identify and complete acquisitions, the timing, ratio, and effect of any future reverse stock split, the Company’s ability to satisfy the initial listing standards for The Nasdaq Capital Market or any other national securities exchange, the Company’s ability to continue as a going concern, and its ability to access additional financing, including under its equity line of credit. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on March 18, 2026 and its Quarterly Reports on Form 10-Q. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Investor Relations Contact

Arx Investor Relations
North American Equities Desk
actelis@arxhq.com

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(U. S. dollars in thousands, except share data)

	September 30, 2026	December 31, 2025
Assets
CURRENT ASSETS:
Cash and cash equivalents	4,831	4,057
Restricted cash and bank deposits	64	381
Trade receivables, net of allowance for credit losses of $163 as of September 30, 2026, and $168 as of December 31, 2025	748	1,058
Inventories	2,305	2,461
Prepaid expenses and other current assets	534	634
TOTAL CURRENT ASSETS	8,482	8,591

NON-CURRENT ASSETS:
Property and equipment, net	100	26
Prepaid expenses and other assets	437	459
Restricted bank deposits	29	30
Funds in respect of employee rights upon retirement	187	264
Operating lease right-of-use assets	393	69
Long-term deposits	67	91
TOTAL NON-CURRENT ASSETS	1,213	939

TOTAL ASSETS	9,695	9,530

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

(UNAUDITED)

(U. S. dollars in thousands, except share data)

	September 30, 2026	December 31, 2025
Liabilities and shareholders’ equity
CURRENT LIABILITIES:
Credit line	-	479
Short-term loan	-	350
Trade payables	495	817
Deferred revenues	340	223
Employee and employee-related obligations	622	624
Accrued royalties	625	612
Current maturities of operating lease liabilities	270	14
Other current liabilities	392	373
TOTAL CURRENT LIABILITIES	2,744	3,492

NON-CURRENT LIABILITIES:
Long-term loan	150	150
Deferred revenues	10	20
Operating lease liabilities	123	23
Liability for employee rights upon retirement	213	292
Pre-funded Warrants and Warrant Liability	200	750
Other non-current liabilities	3	6
TOTAL NON-CURRENT LIABILITIES	699	1,241
TOTAL LIABILITIES	3,443	4,733

COMMITMENTS AND CONTINGENCIES (Note 5)

SHAREHOLDERS’ EQUITY:
Common stock, $0.0001 par value: 30,000,000 shares authorized: 28,851,829 shares issued and 28,850,760 shares outstanding as of September 30, 2026 and 8,059,461 shares issued and 8,058,392 shares outstanding as of December 31, 2025.	1	1
Non-voting common stock, $0.0001 par value: 2,803,774 shares authorized as of September 30, 2026, and December 31, 2025, None issued and outstanding as of September 30, 2026, and December 31, 2025.	-	-
Additional paid-in capital	63,670	57,119
Accumulated deficit	(57,419)	(52,323)
TOTAL SHAREHOLDERS’ EQUITY	6,252	4,797

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	9,695	9,530

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(U. S. dollars in thousands, except share and per share data)

	Nine months ended September 30,		Three months ended September 30,
	2026	2025	2026	2025

REVENUES	3,171	2,305	1,081	643
COST OF REVENUES	1,926	1,566	650	460
GROSS PROFIT	1,245	739	431	183

OPERATING EXPENSES:
Research and development expenses	1,963	1,947	616	591
Sales and marketing expenses	2,041	2,155	600	789
General and administrative expenses	2,164	2,224	693	805
Other income	-	(73)	-	(73)
TOTAL OPERATING EXPENSES	6,168	6,253	1,909	2,112

OPERATING LOSS	(4,923)	(5,514)	(1,478)	(1,929)
Interest expense	(132)	(83)	(12)	(27)
Other financial income (expense), net	(41)	(144)	243	(24)
NET COMPREHENSIVE LOSS FOR THE PERIOD	(5,096)	(5,741)	(1,247)	(1,980)

Net loss per share attributable to common shareholders – basic and diluted	(0.21)	(5.84)	(0.04)	(1.68)
Weighted average shares of common stock used in computing net loss per share – basic and diluted	24,846,478	982,487	32,691,034	1,178,762

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)
(U. S. dollars in thousands)

	Nine months ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	(5,096)	(5,741)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	17	14
Inventories write-downs, net	92	140
Financial expenses	42	149
Share-based compensation	200	308
Liability for commitment fee under ELOC agreement	625	-
Change in fair value of pre-funded warrants and warrants liability	(647)	-
Gain on settlement of liability for commitment fee under ELOC agreement	(81)	-
Changes in operating assets and liabilities:
Trade receivables, net	310	992
Net change in operating lease assets and liabilities	32	(28)
Inventories	64	(379)
Prepaid expenses and other current assets	100	(178)
Other non-current assets	99	-
Trade payables	(322)	(258)
Deferred revenues	107	(61)
Other current liabilities	(19)	(589)
Other non-current liabilities	(82)	(6)
Net cash used in operating activities	(4,559)	(5,637)
CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted bank deposits	12	1
Long-term deposit	25	-
Purchase of property and equipment	(91)	(5)
Net cash used in investing activities	(54)	(4)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock – ATM	7,311	2,637
Offering cost from issuance of common stock – ATM	(368)	(262)
Proceeds from issuance of common stock and warrants - July 2025 PIPE	-	1,000
Offering cost from issuance of common stock and warrants - July 2025 PIPE	-	(161)
Credit lines with bank, net	(479)	(675)
Proceeds from warrant inducement agreement	-	1,580
Underwriting commissions and other offering costs	-	(193)
Proceeds from issuance of common stock and pre-funded warrants - September 2025 PIPE	-	850
Offering cost from issuance of common stock and pre-funded warrants - September 2025 PIPE	-	(60)
Proceeds from short-term loans	-	705
Repurchase of common stock for retirement	(1,039)	-
Repayment of short-term loan	(350)	(300)
Net cash provided by financing activities	5,075	5,121
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	7	11

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	469	(509)
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	4,362	2,267
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	4,831	1,758

	Nine months ended September 30
	2026	2025
RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents	4,831	1,454
Restricted cash, current	-	304
Total cash, cash equivalents and restricted cash	4,831	1,758

	Nine months ended September 30,
	2026	2025

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	10	217

SUPPLEMENTARY INFORMATION ON INVESTING AND FINANCING ACTIVITIES NOT INVOLVING CASH FLOWS:
Warrant to lender	-	22
Issuance costs of warrant inducement agreement and warrants to underwriters	-	2,918
Pre Funded Warrants converted to stock	220	-
Operating lease right of use assets obtained in exchange for operating lease liabilities	476	-
Settlement of liability for commitment fee through issuance of common stock, pre-funded warrants and warrants (Note 6b)	544	-
Other non-current assets	-	50

Non-GAAP Financial Measures

	Nine months Ended September 30,		Three months Ended September 30,
(U.S. dollars in thousands)	2026	2025	2026	2025
Revenues	$3,171	$2,305	$1,081	$643
GAAP net loss	(5,096)	(5,741)	(1,247)	(1,980)
Interest expense	132	83	12	27
Other financial expenses (income), net	41	144	(243)	24
Tax expense	-	29	-	-
Fixed asset depreciation expense	17	14	10	2
Stock based compensation	200	308	62	179
Other one-time expenses (income)	-	(73)	-	(73)
Non-GAAP Adjusted EBITDA	(4,706)	(5,236)	(1,406)	(1,821)